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                                                                            CEVA
                                                              The DSP Powerhouse



             CEVA Inc. Reports First Quarter 2006 Financial Results

           Major design wins with two leading companies, demonstrating innovative video technology

SAN JOSE, Calif. - April 25, 2006 - CEVA, Inc. (NASDAQ: CEVA; LSE: CVA), the leading licensor of digital signal processor (DSP) cores, multimedia, GPS and storage platforms to the semiconductor industry, today announced financial results for the first quarter ended March 31, 2006.

Total revenue for the first quarter of 2006 was $8.1 million, a decrease of 19% compared to $10.0 million reported for the first quarter of 2005. Total revenue for the first quarter of 2006 increased 6% sequentially compared to $7.7 million reported for the fourth quarter of 2005. First quarter of 2006 licensing revenue was $5.3 million, a decrease of 25% from the first quarter of 2005 and an increase of 17% from the fourth quarter of 2005.

First quarter of 2006 royalty revenue was $1.8 million, an increase of 3% compared to $1.7 million reported for the first quarter of 2005 and a decrease of 7% compared to $1.9 million reported for the fourth quarter of 2005. Revenue from services was $1.0 million for the first quarter of 2006, a decrease of 18% compared to $1.2 million for the first quarter of 2005 and a decrease of 16% compared to $1.2 million reported for the fourth quarter of 2005.

Net loss for the first quarter of 2006 was $0.8 million, compared to net income of $0.6 million for the first quarter of 2005 and net loss of $0.1 million for the fourth quarter of 2005. Net loss per share for the first quarter of 2006 was $0.04 per share compared to net income of $0.03 per share for the first quarter of 2005 and net loss of $0.01 per share for the fourth quarter of 2005. The net earnings (loss) for the first and fourth quarters of 2005, respectively did not reflect the quarterly charge associated with equity based compensation which under Statement of Financial Accounting Standards No. 123R, "Share Based Payments" is required to be expensed for periods commencing after January 1, 2006.

In the first quarter of 2006 the Company recognized an equity- based compensation charge of $0.6 million pursuant to the adoption of SFAS 123R. Pro-forma net loss for the first quarter of fiscal 2006 which excludes the stock option charge was $0.2 million or $0.01 net loss per share.

In the first quarter of 2006, seven license agreements were signed: three for our DSP cores and derivatives, CEVA-X and Teak, two for our SATA technology, one for our PLL technology and in addition, there was a renewal of a prepaid arrangement with an existing customer. Our customers' target applications are for third generation cellular, disk drives control and SATA interface. Geographically, we signed five license agreements in the US and two in Europe.

"We are encouraged by the financial results for the first quarter of 2006, which shows sequential revenue growth from the fourth quarter of 2005 derived from our strong product line" said Gideon Wertheizer, Chief Executive Officer of CEVA. "In the quarter we signed significant licensing agreements for our DSP cores with two leading companies, one in Europe and one in the United States who plan to deploy our DSP cores in their mainstream high-volume applications. We also reached a major milestone with our innovative MobileMedia2000 video technology by demonstrating during the quarter a full silicon solution of DVD quality H.264 video for mobile applications."

CEVA Conference Call
On April 25, 2006, CEVA's management will conduct a conference call at 08:30 a.m. Eastern Time / 1.30p.m. London time, to discuss the company's operating performance for the quarter.

The conference call will be available via the following dial in numbers:

      o     US  Participants:  Dial  1-888-424-6234  (CEVA  reference  number  #
            7262976)

      o     UK/Rest of World:  Dial  +44-800-032-3836  (CEVA reference  number #
            7262976)

The conference call will also be available live via the Internet by accessing the CEVA web site at www.ceva-dsp.com. Please go to the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software.

For those who cannot access the live broadcast, a replay will be available by dialing 1-877-519-4471 (passcode: 7262976) for US domestic callers and +44-800-169-3875 (passcode: 7262976) for international callers from two hours after the end of the call until 11:59 p.m. (Eastern Time) on May 9 2006. The replay will also be available at CEVA's web site www.ceva-dsp.com.

About CEVA, Inc.

Headquartered in San Jose, Calif., CEVA is the leading licensor of digital signal processor (DSP) cores, multimedia, GPS and storage platforms to the semiconductor industry. CEVA licenses a family of programmable DSP cores, associated SoC system platforms and a portfolio of application platforms including multimedia, audio, Voice over Packet (VoP), GPS location, Bluetooth, Serial Attached SCSI and Serial ATA (SATA). In 2005, CEVA's IP was shipped in over 115 million devices. For more information visit www.ceva-dsp.com

Forward-Looking Statements

This press release  contains  forward-looking  statements that involve risks and uncertainties,  as  well  as  assumptions  that if  they  materialize  or  prove incorrect, could cause the results of CEVA to differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including Mr. Wertheizer's statement about two leading suppliers planning to deploy our DSP cores in their mainstream high-volume applications. The risks, uncertainties and assumptions include: the ability of the CEVA-X line of products to continue to be a strong growth driver for the Company; intense competition within, and challenging period of growth experienced by, the industry in which the Company competes; failure of the market for the Company's technology to develop as expected, especially in the case of newly introduced or planned to be introduced technologies; the Company's ability to timely and successfully develop and introduce new technologies; the Company's reliance on revenue derived from a limited number of licensees; failure of the improved royalty revenue achieved in 2005 to continue in 2006 and other risks relating to the Company's business, including, but not limited to, those that are described from time to time in the Company's Securities and Exchange Commission filings, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and its quarterly reports filed after the Form 10-K. CEVA assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

For More Information Contact:
Yaniv Arieli
CEVA, Inc.
CFO
+1.408.514.2941
yaniv.arieli@ceva-dsp.com

                         CEVA, INC. AND ITS SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - U.S. GAAP
                U.S. DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

================================================================================

                                                           Quarter ended         Quarter ended
                                                              March 31,           December 31,
                                                       2006            2005           2005
                                                     -----------    -----------   -----------
                                                      Unaudited      Unaudited     Unaudited
                                                     -----------    -----------   -----------
 Revenues:
   Licensing and royalties                           $     7,160    $     8,847   $     6,520
   Other revenue                                             974          1,194         1,161
                                                     -----------    -----------   -----------

 Total revenues                                            8,134         10,041         7,681
                                                     -----------    -----------   -----------

 Cost of revenue                                             895          1,293           805
                                                     -----------    -----------   -----------

 Gross profit                                              7,239          8,748         6,876
                                                     -----------    -----------   -----------

 Operating expenses:
   Research and development, net                           5,016          4,926         4,676
   Sales and marketing                                     1,771          1,676         1,722
   General and administrative                              1,484          1,471         1,261
   Amortization of intangible assets                         190            223           191
   Reorganization and severance charge/(credit)               --             --          (100)
                                                     -----------    -----------   -----------

 Total operating expenses                                  8,461          8,296         7,750
                                                     -----------    -----------   -----------

 Operating income (loss)                                  (1,222)           452          (874)
 Interest and other income, net                              541            335           567

                                                     -----------    -----------   -----------
 Income (loss) before taxes on income                       (681)           787          (307)
 Taxes on income                                             120            160          (160)
                                                     -----------    -----------   -----------

 Net income (loss)                                          (801)           627          (147)
                                                     ===========    ===========   ===========

Basic and diluted net income (loss) per share        $     (0.04)   $      0.03   $     (0.01)

 Weighted-average number of Common Stock
 used in computation of net income (loss) per
 share (in thousands):
 Basic                                                    19,061         18,675        18,923
 Diluted                                                  19,061         19,227        18,923
                                                     ===========    ===========   ===========

                         CEVA, INC. AND ITS SUBSIDIARIES
            NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                U.S. DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

================================================================================

                                                           Quarter ended        Quarter ended
                                                              March 31,          December 31,
                                                         2006          2005          2005
                                                     -----------    -----------   -----------
                                                      Unaudited      Unaudited    Unaudited
                                                     -----------    -----------   -----------
 Revenues:
   Licensing and royalties                           $     7,160    $     8,847   $     6,520
   Other revenue                                             974          1,194         1,161
                                                     -----------    -----------   -----------

 Total revenues                                            8,134         10,041         7,681
                                                     -----------    -----------   -----------

 Cost of revenue                                             880          1,293           805
                                                     -----------    -----------   -----------

 Gross profit                                              7,254          8,748         6,876
                                                     -----------    -----------   -----------

 Operating expenses:
   Research and development, net                           4,797          4,926         4,676
   Sales and marketing                                     1,669          1,676         1,722
   General and administrative                              1,175          1,471         1,261
   Amortization of intangible assets                         190            223           191


 Total operating expenses                                  7,831          8,296         7,850
                                                     -----------    -----------   -----------

 Operating income (loss)                                    (577)           452          (974)
 Interest and other income, net                              541            335           567

                                                     -----------    -----------   -----------
 Income (loss) before taxes on income                        (36)           787          (407)
 Taxes on income                                             120            160          (160)
                                                     -----------    -----------   -----------

 Net income (loss)                                          (156)           627          (247)
                                                     ===========    ===========   ===========

Basic and diluted net income (loss) per share        $     (0.01)   $      0.03   $     (0.01)

 Weighted-average number of Common Stock
 used in  computation of net income (loss)
 per share (in thousands):
 Basic                                                    19,061         18,675        18,923
 Diluted                                                  19,061         19,227        18,923

The above Non-GAAP condensed consolidated statement of operations have been adjusted to exclude the following item to U.S.GAAP reported net loss:

 Reported net income (loss) per U.S.GAAP                    (801)           627          (147)

 Adjustments
 Non- cash equity-based compensation charge (1)              645             --            --
 Reorganization and severance charge/(credit)                 --             --          (100)
 Non-GAAP net income (loss)                                 (156)           627          (247)

(1) The non-cash equity-based compensation charge in the first quarter of 2006 related to the Company's adoption of SFAS 123R on January 1, 2006. The charge of $645,000 was allocated in the statement of operations as follows: $15,000 to cost of revenue, $219,000 to research and development expenses, $102,000 to sales and marketing expenses and $309,000 to general and administrative expenses. Net income for the first quarter of 2005 and net loss for the fourth quarter of 2005 did not include an equity-based compensation charge as required under SFAS 123R for periods commencing after January 1, 2006.

These adjustments reconcile the Company's reported results of operations to the pro-forma results of operations. The Company believes that presentation of net loss and net loss per share excluding non-cash equity-based compensation and reorganization and severance charge/ (credit) provides meaningful supplemental information to investors as it allows investors to better understand the underlying trend and how the expenses associated with the adoption of SFAS 123R are reflected in the Company's statements of operations. The Company also believes that the Non-GAAP presentation is useful to investors in analyzing the results for the first quarter of 2006 because the Non-GAAP presentation excludes expenses that management does not consider meaningful for purposes of analyzing the Company's core operating results. In addition, the Company's financial results for the first and fourth quarters of 2005 did not include equity-based compensation charges relating to the adoption of SFAS 123R; therefore the pro-forma presentation facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes. These non-GAAP measures should not be viewed as a substitute for the Company's reported GAAP results, and may be different than the non-GAAP measures used by other companies.

                         CEVA, INC. AND ITS SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                            U.S. DOLLARS IN THOUSANDS

================================================================================

                                                          March 31,      December 31,
                                                             2006           2005
                                                         ------------    ------------
                                                          Unaudited        Audited
                                                         ------------    ------------
    ASSETS
Current assets:
  Cash and cash equivalents                              $     31,690    $     35,111
  Marketable securities and bank deposits                      28,424          26,509
  Trade receivables, net                                        9,090           6,159
  Deferred tax assets                                             550             600
  Prepaid expenses                                                928           1,040
  Other current assets                                          1,231           1,042
                                                         ------------    ------------
         Total current assets                                  71,913          70,461
                                                         ------------    ------------
Long-term investments:
  Severance pay fund                                            2,020           1,912
Deferred tax assets                                               342             292
Property and equipment, net                                     2,851           3,226
Goodwill                                                       38,398          38,398
Other intangible assets, net                                    1,270           1,460
                                                         ------------    ------------
         Total assets                                    $    116,794    $    115,749
                                                         ============    ============

    LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Trade payables                                         $        588    $        548
  Accrued expenses and other payables                           8,026           7,778
  Taxes payable                                                   392             442
  Deferred revenues                                               406             453
                                                         ------------    ------------
         Total current liabilities                              9,412           9,221

  Accrued severance pay                                         2,151           2,100
  Accrued liabilities                                           2,218           2,195

                                                         ------------    ------------
         Total liabilities                                     13,781          13,516
                                                         ------------    ------------

Stockholders' equity:
Common Stock:                                                      19              19
Additional paid in-capital                                    140,399         138,818
Accumulated deficit                                           (37,405)        (36,604)
                                                         ------------    ------------
         Total stockholders' equity                           103,013         102,233
                                                         ------------    ------------
         Total liabilities and stockholders' equity      $    116,794    $    115,749
                                                         ============    ============